UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-53649	26-0658752

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the 300 N. LaSalle Building (which is described in Item 2.01) is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 29, 2010, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBSII 300 North LaSalle, LLC (the “Owner”), purchased a 60-story office building containing 1,302,901 rentable square feet (the “300 N. LaSalle Building”) from 300 LaSalle LLC, an affiliate of Hines Interests Limited Partnership. The 300 N. LaSalle Building is located at 300 North LaSalle Street in Chicago, Illinois on approximately 1.2 acres of land.

The purchase price of the 300 N. LaSalle Building was approximately $655.0 million plus closing costs. The Company funded the acquisition of the 300 N. LaSalle Building with proceeds from a mortgage loan from an unaffiliated lender, proceeds from existing credit facilities from unaffiliated lenders and proceeds from the Company’s ongoing initial public offering.

The 300 N. LaSalle Building was built in 2009 and is currently 93% leased to 24 tenants. The current aggregate annualized base rent for the tenants of the 300 N. LaSalle Building, which represents annualized contractual base rental income, adjusted to straight-line any contractual rent increases or decreases from each lease’s inception through the balance of the term, is approximately $43.7 million and the current weighted-average remaining lease term for the tenants is approximately 15.7 years. The current weighted-average rental rate over the lease term, which is calculated as the annualized base rent divided by the leased rentable square feet, is $35.97 per square foot.

Currently, the 300 N. LaSalle Building has a tenant in the legal services industry, Kirkland and Ellis LLP (“Kirkland and Ellis”), that occupies approximately 53% of the total rentable square feet of the property. The Kirkland and Ellis lease expires on February 28, 2029 and the average rental rate over the lease term is $36.95 per square foot. Kirkland and Ellis has four options to extend the term of its lease by five or ten years. The tenant has nine full-floor expansion options between 2015 and 2025, various rights of first offer and four full-floor contraction options between 2016 and 2026. Kirkland and Ellis also has a one-time option to terminate its entire lease as of February 28, 2025, subject to a termination fee. No other tenant occupies more than 10% of the total rentable square feet of the 300 N. LaSalle Building.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On July 29, 2010, in connection with the acquisition of the 300 N. LaSalle Building, the Owner entered into a five-year mortgage loan with MetLife, Inc. (the “Mortgage Lender”) for $350.0 million secured by the 300 N. LaSalle Building (the “300 N. LaSalle Building Mortgage Loan”). The 300 N. LaSalle Building Mortgage Loan matures on August 1, 2015 and bears interest at a fixed rate of 4.25% per annum. Monthly payments under the 300 N. LaSalle Building Mortgage Loan will be interest-only for the first three years, followed by principal and interest payments with principal payments calculated using an amortization schedule of 30 years for the balance of the term of the loan, with the remaining principal balance due at maturity. The Owner has the right to repay the loan on or after February 1, 2013 upon no less than days than 30 days written notice to the Mortgage Lender and subject to a prepayment fee unless prepayment occurs 90 days prior to maturity.

KBS REIT Properties II, LLC (“REIT Properties II”) is providing a guaranty of the obligations of the Owner with respect to certain recourse provisions of the 300 N. LaSalle Building Mortgage Loan and is providing a guaranty of the principal balance outstanding under the 300 N. LaSalle Building Mortgage Loan with respect to certain violations of the loan documents and in the event of certain bankruptcy or insolvency proceedings of the Owner. REIT Properties II is an indirect wholly owned subsidiary of the Company that indirectly wholly owns all of the Company’s properties.

ITEM 8.01	OTHER EVENTS

On July 26, 2010, the Company, through an indirect wholly owned subsidiary, KBSII Willow Oaks, LLC (the “Borrower”), entered into a three-year revolving loan facility dated as of July 20, 2010 with U.S. Bank National Association and TD Bank N.A. (collectively, the “Lenders”) for an amount of $65.0 million (the “Willow Oaks Revolving Loan”). At closing, the Company drew the entire $65.0 million under the facility. The Willow Oaks Revolving Loan matures on August 1, 2013, subject to two one-year extension options. At the Company’s election, the Willow Oaks Revolving Loan bears interest at a variable rate of 300 basis points over one-month, three-month or six-month LIBOR, but at no point may the interest rate be less than 4.5% for portions of the loan that are not subject to a swap contract. Monthly payments on the Willow Oaks Revolving Loan are interest-only, with the entire principal amount, plus any outstanding interest and fees, due at maturity, assuming no prior prepayment or extension of the facility. The Company has the right to prepay the Willow Oaks Revolving Loan in whole or in part, subject to a possible breakage fee, but at no point during the term of the loan may the outstanding balance be less than $13.0 million. In connection with the Willow Oaks Revolving Loan, the Company entered into two interest rate swap agreements with the Lenders that effectively fix the interest rate on $13.0 million drawn under the loan at approximately 4.33% during the initial loan term.

The Willow Oaks Revolving Loan is secured by the Willow Oaks Corporate Center, which is owned by the Borrower. REIT Properties II is providing a limited guaranty of the repayment of the Willow Oaks Revolving Loan and certain obligations and actions of the Borrower.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before October 12, 2010, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 29, 2010	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer